UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 20, 2012

Date of report (date of earliest event reported)

LPL Financial Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

75 State Street

Boston, MA 02109

(Address of principal executive offices) (Zip Code)

(617) 423-3644

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2012, LPL Financial Holdings Inc. (the “Registrant”) entered into an employment agreement (the “Agreement”) among the Registrant, LPL Holdings, Inc. (“Holdings”), LPL Financial LLC (“LPL Financial”), NestWise LLC (“NestWise”) and Esther M. Stearns (“Ms. Stearns”).

The Agreement sets forth the terms and conditions upon which Ms. Stearns will serve as the Chief Executive Officer of NestWise, a wholly owned subsidiary of Holdings and an indirect subsidiary of the Registrant. The Agreement:

•

terminates the amended and restated employment agreement, dated July 23, 2010, among the Registrant, Holdings, LPL Financial and Ms. Stearns (the “Prior Agreement”), except with regard to certain surviving covenants, and provides a mutual release of claims;

•

provides for the removal, effective as of December 28, 2012, of Ms. Stearns as a party to the management stockholders’ agreement, dated November 23, 2010, among the Registrant, Stephanie L. Brown, Mark S. Casady, William E. Dwyer III and Ms. Stearns;

•

establishes an annual base salary of $300,000, and an annual discretionary bonus award target of $200,000, for Ms. Stearns. The Registrant intends to award a discretionary bonus consistent with the Prior Agreement, rather than the Agreement, for the year ending December 31, 2012;

•

provides for the grant, on or about January 1, 2013, of an award under the Registrant’s 2010 omnibus equity incentive plan (the “2010 Plan”), payable in shares of the common stock of the Registrant (the “Common Stock”), based on a revenue target (the “Revenue Target”) for NestWise for the year ending December 31, 2015 (the “Revenue Award”);

•

provides for the grant, on or about January 1, 2013, of an award under the 2010 Plan, payable in Common Stock, based on the adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of NestWise for the year ending December 31, 2017 (the “EBITDA Award”);

•	provides, upon a Change in Control (as defined in the Agreement) or IPO (as defined in the Agreement) of NestWise occurring prior to the delivery of Common Stock under the EBITDA Award, for:

•	termination of the Revenue Award and the EBITDA Award, without further payment or delivery of Common Stock;

•

in the case of a Change in Control, payment to Ms. Stearns of (a) three percent of the Sale Proceeds (as defined in the Agreement), minus (b) the aggregate value of the shares, if any, delivered to Ms. Stearns pursuant to the Revenue Award, payable in the form of consideration received by the selling equity holders of NestWise; and

•

in the case of an IPO, delivery to Ms. Stearns of such number of IPO Shares (as defined in the Agreement) as will equal (a) three percent of the IPO Proceeds (as defined in the Agreement), minus the aggregate value of the shares, if any, delivered to Ms. Stearns pursuant to the Revenue Award, divided by (b) the Offering Price (as defined in the Agreement); and

•

entitles Ms. Stearns to term life insurance benefits equal to $2,000,000 for the period January 1, 2013 to December 31, 2017, and a related tax gross-up, provided that Ms. Stearns remains continuously employed by NestWise.

Ms. Stearns’ employment with NestWise is on an “at will” basis, and the Agreement does not provide severance benefits to Ms. Stearns.

Revenue Award

To the extent earned, the Revenue Award will vest in December 2015, subject to Ms. Stearns remaining continuously employed by the Registrant or an affiliate.

The value of the shares of Common Stock to be issued pursuant to the Revenue Award (the “Value”) will be calculated by multiplying (a) $3,000,000, by (b) the percentage of the Revenue Target achieved, by (c) 1.35. However, no shares of Common Stock will be issued if NestWise fails to achieve at least fifty percent of the Revenue Target and the Value is capped at $5,000,000. The number of shares of Common Stock to be issued pursuant to the Revenue Award will be calculated by dividing the Value by the closing price per share of the Common Stock on December 31, 2015.

EBITDA Award

To the extent earned, the EBITDA Award will vest in December 2017, subject to Ms. Stearns remaining continuously employed by the Registrant or an affiliate.

The EBITDA Award, once granted, will provide Ms. Stearns with a conditional right to receive shares of Common Stock, in two tranches, equal in value to the EBITDA for the year ending December 31, 2017 multiplied by 0.08, but not to exceed $10,000,000. The number of shares of Common Stock to be issued pursuant to the EBITDA Award will be calculated based on the closing price per share of the Common Stock on certain dates in December 2017.

The foregoing summary of the Agreement is qualified in its entirety by the copy of such agreement filed as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Employment agreement, dated December 20, 2012, by and among LPL Financial Holdings Inc., LPL Holdings, Inc., LPL Financial LLC, NestWise LLC and Esther M. Stearns.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Dan H. Arnold
Dan H. Arnold
Chief Financial Officer

Dated: December 26, 2012